UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On August 24, 2022 (the “Closing Date”), ORCIC JV WH LLC, a Delaware limited liability company (the “Borrower”) entered into a $400 million credit facility (the “Credit Agreement”) among the lenders party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and BofA Securities, Inc., as sole lead arranger and sole book manager. The Borrower is a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager is a wholly owned subsidiary of Owl Rock Core Income Corp., a Maryland corporation (the “Company,” “we” or “us”). The proceeds of the loans under the Credit Agreement are to be used for, subject to certain restrictions, acquiring and funding collateral assets, payment of government fees and administrative expenses, the funding of certain accounts and making distributions, contributions and investments.

The maximum principal amount of the revolving loans under the Credit Agreement is $400 million, which can be drawn and redrawn subject to certain conditions, including the borrowing base, which is determined on the basis of the value of the assets from time to time, and an advance rate, for a period of up to three years (less 30 days) after the Closing Date unless the commitments are terminated sooner, as provided in the Credit Agreement. The loans under the Credit Agreement will mature on August 25, 2025 (the “Stated Maturity Date”) and may be accelerated upon the occurrence of an event of default.

All loans under the Credit Agreement may be prepaid and reborrowed without penalty or premium at any time, subject to certain restrictions. A make-whole fee is due in connection with any reduction or termination of any portion of the commitments under the Credit Agreement within 18 months of the Closing Date. The outstanding principal balance, interest and all other amounts outstanding for all loans are due and payable on the Stated Maturity Date.

The interest rate on outstanding loans under the Credit Agreement is, at the option of the Borrower, (A) Term SOFR (which is the one month Term SOFR Screen Rate plus the Applicable Margin or (B) Base Rate (which is the highest of (i) the Federal Funds rate plus .50%, (ii) the Prime Rate in effect for such day, (iii) Term SOFR plus 1.00%, and (iv) 1.00%) plus the Applicable Margin, and in each case, subject to interest rate floors set forth in the Credit Agreement. The “Applicable Margin” is 1.45%. Liabilities under the Credit Agreement are limited recourse to the Borrower. The Borrower is required to pay a quarterly commitment fee ranging from 0.25% to 1.55%, based on the daily amount of the undrawn portion of the commitments under the Credit Agreement. The commitment fee will initially be set at 0.25%. The Borrower shall pay the Administrative Agent a customary fee as well as other customary closing fees.

The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower to, among other things, grant liens, incur incremental indebtedness, effect certain mergers, make investments, dispose of assets, pay dividends or distributions on capital stock and enter into transactions with affiliates, in each case subject to customary exceptions.

The Credit Agreement contains customary events of default (with customary grace periods, as applicable), including payment defaults, breaches of covenants, defaults under the related loan documentation, material misstatements, insolvency events, judgement defaults, the invalidity of the Credit Agreement or the related loan documents and certain events related to plans subject to the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Security Agreement (as defined below), the obligations of the Borrower under the Credit Agreement are secured by a perfected first priority security interest in all of the assets of the Borrower and on any payments received by the Borrower in respect of such assets. Assets pledged to the Lenders will not be available to pay the Company’s obligations.

In connection with the Credit Agreement, the Borrower (a) entered into a security agreement dated as of the Closing Date (the “Security Agreement”) among the Borrower and the Administrative Agent, pursuant to which the Borrower granted to the Administrative Agent a first priority lien on all of the collateral assets of the Borrower, (b) entered into a collateral management agreement among the Borrower and the Collateral Manager, pursuant to which the Collateral Manager provides collateral management services to the Borrower with respect to the collateral assets and (c) entered into a master sale and participation agreement among the Borrower and the Company, pursuant to which the Borrower intends to purchase from the Company participation interests in certain collateral assets (in anticipation of elevating such interests into assignments after the closing date) that, upon such purchase, will become collateral under the Credit Agreement and will be subject to the first priority lien granted by the Borrower pursuant to the Security Agreement.

The description above is only a summary of the material provisions of the Credit Agreement and the related documents and is qualified in its entirety by reference to the copies of the Credit Agreement and the related documents which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

As of August 1, 2022, the Company sold approximately 1,763,344 unregistered shares of its Class I common stock (with the final number of shares being determined on August 22, 2022) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $15.9 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01. Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $7.5 billion in Shares (the “Offering”). As of August 1, 2022, the Company has raised total gross proceeds of approximately $4.4 billion relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of August1, 2022, the Company has issued approximately 171,346,011 shares of its Class S common stock, approximately 42,245,874 shares of its Class D common stock, and approximately 270,480,300 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $1.5 billion, approximately $391 million, and approximately $2.5 billion, respectively, including seed capital of $1,000 contributed by Owl Rock Capital Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from Owl Rock Feeder FIC ORCIC Equity LLC, an entity affiliated with the Adviser. In addition, the Company has issued approximately 11,435,586 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately $105 million.

Recent Owl Rock Transaction Highlights1

In July 2022, Owl Rock closed on an investment in support of Astorg’s acquisition of OPEN Health. Owl Rock served as a Joint Lead Arranger and was a lead lender on the transaction. The financing was comprised of a $408 million senior secured credit facility (including a $308 million Unitranche Term Loan and $100 million Delayed Draw Term Loan). OPEN Health is a is a global healthcare commercialization platform that provides Scientific Communications, Health Economics & Outcomes Research (“HEOR”), and Market Access Services to life sciences and pharmaceutical clients.

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, managed by the Owl Rock division of Blue Owl Capital Inc. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

August 1, 2022 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The August 1, 2022 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of July 31, 2022, plus applicable maximum upfront sales load.

	Net Asset Value (per share)	Maximum Offering Price (per share)
Class S	$9.02	$9.34
Class D	$9.04	$9.18
Class I	$9.06	$9.06

The average debt-to-equity leverage ratio during the quarter-to-date period ended July 31, 2022 was 1.11x. The table below summarizes the company’s committed debt capacity and drawn amounts as of July 31, 2022.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,175,000	$979,936
SPV Asset Facility I	550,000	549,782
SPV Asset Facility II	1,690,000	1,248,000
SPV Asset Facility III	750,000	395,000
SPV Asset Facility IV	500,000	465,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000

Total Debt	$6,015,000	$4,987,718

Of the Company’s committed debt capacity, $4.7 billion (77.6%) is in secured floating rate leverage and $1.4 billion (22.4%) is in unsecured fixed rate leverage based on drawn amounts.

Portfolio Update

As of July 31, 2022, we had debt investments in 192 portfolio companies with an aggregate par value of $8.8 billion. As of July 31, 2022, based on par value, our portfolio consisted of 81.5% first lien debt investments, 10.3% second lien debt investments, 2.2% unsecured debt investments, 4.5% preferred equity investments, and 1.5% common equity investments. As of July 31, 2022, 98.7% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of July 31, 2022.

Industry	Par ( $ in thousands)	% of Par
Healthcare providers and services	$1,205,501	13.7%
Internet software and services	1,013,858	11.5%
Food and beverage	659,566	7.5%
Insurance	646,070	7.4%
Business services	609,615	6.9%
Healthcare technology	473,478	5.4%
Healthcare equipment and services	449,800	5.1%
Containers and packaging	395,383	4.5%
Financial services	360,387	4.1%
Specialty retail	321,400	3.7%
Manufacturing	315,147	3.6%
Distribution	304,949	3.5%
Consumer products	285,751	3.3%
Professional services	284,816	3.3%
Household products	246,715	2.8%
Buildings and real estate	244,841	2.8%
Education	172,908	2.0%
Chemicals	159,273	1.8%
Leisure and entertainment	133,885	1.5%
Human resource support services	113,079	1.3%
Infrastructure and environmental services	110,903	1.3%
Advertising and media	88,902	1.0%
Automotive	58,037	0.7%
Aerospace and defense	37,709	0.4%
Transportation	36,183	0.4%
Energy equipment and services	29,291	0.3%
Telecommunications	20,937	0.2%

Total	$8,778,384	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 24, 2022, among ORCIC JV WH LLC, as Borrower, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent and BofA Securities, Inc. as Sole Lead Arranger and Sole Book Manager

10.2	Warehouse Collateral Management Agreement dated as of August 24, 2022, by and between ORCIC JV WH LLC, as Borrower and ORCIC BC 9 LLC, as Collateral Manager.

10.3	Security Agreement dated as of August 24, 2022, by and between ORCIC JV WH LLC, as Borrower and Bank of America, N.A., as Administrative Agent.

10.4	Master Sale and Participation Agreement dated as of August 24, 2022 by and between ORCIC JV WH LLC and Owl Rock Core Income Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: August 25, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Operating Officer and Chief Financial Officer